Power of Attorney             Exhibit 24

The undersigned, Samuel K. Skinner, hereby constitutes and appoints Linda
R. Witte, Nanette H. Hoff, and Marc T. Tanenberg and each of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all SEC statements of beneficial ownership of securities on Forms 3, 4 and 5 as required under Section 16(a) of the Securities and Exchange Act of 1934 and the rules thereunder as an officer and/or director of APAC Customer Services, Inc. (the "Company"), and to file the same therewith, with the power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a), as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

A copy of this Power of Attorney shall be filed with the Securities and Exchange Commission. The authorization set forth above shall continue in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the Company's securities, unless earlier revoked by written instructions to the attorney-in-fact.

Dated        July 29, 2003

/s/ Samuel K. Skinner
Signature of Reporting Person

Samuel K. Skinner
Director